UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 4, 2007

AVAYA INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15951	22-3713430
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)	Number)

211 Mount Airy Road
Basking Ridge, New Jersey		07920
(Address of Principal Executive Office)		(Zip Code)

Registrant’s telephone number, including area code:  (908) 953-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.         Material Modification to Rights of Security Holders.

As previously disclosed, on June 4, 2007, Avaya Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sierra Holdings Corp., a Delaware corporation (“Parent”), and Sierra Merger Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”).  Under the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”).  Parent is owned by a consortium of Silver Lake Partners III, L.P. and TPG Partners V, L.P. (collectively, the “Sponsors”).

In connection with the Merger and pursuant to the Merger Agreement, immediately prior to the Company’s execution of the Merger Agreement, the Company executed an amendment (the “Rights Agreement Amendment”) to the Rights Agreement, dated as of September 29, 2000 and as amended as of February 28, 2002 (the “Rights Agreement”) with The Bank of New York.

The Rights Agreement Amendment provides that neither the execution of the Merger Agreement nor the consummation of the Merger or other transactions contemplated by the Merger Agreement will trigger the separation or exercise of the stockholder rights or any adverse event under the Rights Agreement.  In particular, neither Parent, Merger Sub nor any of their affiliates or associates shall be deemed to be an Acquiring Person (as defined in the Rights Agreement) solely by reason of (i) the approval, adoption, execution, or delivery of the Merger Agreement, (ii) the approval or consummation of the Merger, (iii) the approval or consummation of any other transaction contemplated by the Merger Agreement, or (iv) the announcement of any of the above (each event described in subclauses (i), (ii), (iii) and (iv) is referred to as an “Exempted Transaction”).  In addition, the definitions of Distribution Date and Shares Acquisition Date (as defined in the Rights Agreement) have been deemed to not occur by virtue of or as a result of any Exempted Transaction.

The Rights Agreement Amendment also provides that the Rights (as defined in the Rights Agreement) shall expire on the earliest of (i) the close of business on September 29, 2010, (ii) immediately prior to the effective time of the Merger, but only if the Effective Time shall occur, (iii) the time at which the Rights are redeemed as provided in the Rights Agreement and (iv) the time at which all exercisable Rights are exchanged as provided in the Rights Agreement.  The Rights Agreement Amendment also provides that the Rights shall be terminated on the earlier of subclauses (i) and (ii) above.

The foregoing summary of the Rights Agreement Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Rights Agreement Amendment attached as Exhibit 4.1 hereto and incorporated herein by reference.

Important Additional Information will be Filed with the SEC

In connection with the proposed Merger, Avaya Inc. (“Avaya”) will file a proxy statement and other documents with the Securities and Exchange Commission (the “SEC”).  INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Avaya’s stockholders and other interested parties will be able to obtain, without charge, a copy of the proxy statement (when available) and other documents filed by Avaya at the SEC’s website at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from Avaya by directing such request by mail to Avaya Inc., 211 Mount Airy Road, Basking Ridge, New Jersey 07920, attn: Investor Relations, telephone (908) 953-7501, or from the company’s website, http:www.avaya.com.

Participant Information

Avaya and its directors, executive officer and other members of its management and employees may be deemed to be participants in the solicitation of proxies from Avaya’s stockholders with respect to the proposed merger.  Information concerning the interests of Avaya’s participants in the solicitation is set forth in the company’s proxy statement for the 2007 Annual Meeting of Stockholders, which was filed with the SEC on December 22, 2006 and information concerning all of Avaya’s participants in the solicitation will be included in the proxy statement relating to the proposed merger when it becomes available. Each of these documents is, or will be, available from the SEC and Avaya as indicated above.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits:

4.1	Amendment No. 2, dated as of June 4, 2007, to the Rights Agreement, dated as of September 29, 2000, between Avaya Inc. and The Bank of New York, as Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 5, 2007

AVAYA INC.

By:	/s/ Pamela F. Craven
Name: Pamela F. Craven
Title: Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
4.1	Amendment No. 2, dated as of June 4, 2007, to the Rights Agreement, dated as of September 29, 2000, between Avaya Inc. and The Bank of New York, as Rights Agent